Exhibit 5.1

20 October 2022

PRIVATE AND CONFIDENTIAL

Board of Directors

Kalera Public Limited Company

10 Earlsfort Terrace

Dublin 2

D02 T380, Ireland

Re:	Kalera Public Limited Company (the “Company”)

To whom it may concern

1.	Basis of Opinion

1.1	We are acting as Irish counsel to the Company, registered number 606356, a public company limited by shares, incorporated under the laws of Ireland, in connection with the registration statement on Form S-1 filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) on 7 October 2022 as amended on 17 October 2022 and subject to amendment no. 2 to be filed with the SEC on 20 October 2022 (the “Registration Statement”). We refer in particular to the registration by the Company in relation to:

(a)	the issuance of up to 64,226,074 Ordinary Shares of $0.0001 each, pursuant to the Registration Statement (the “Shares for Issuance”);

(b)	the issuance of up to 128,452,149 class A warrants to subscribe for Ordinary Shares of $0.0001 each, pursuant to the Registration Statement (the “Class A Warrants”);

(c)	the issuance of up to 64,226,074 pre-funded warrants to subscribe for Ordinary Shares of $0.0001 each, pursuant to the Registration Statement (the “Pre-Funded Warrants” and together with the Class A Warrants, the “Warrants”);

(d)	the issuance of up to 128,452,149 Ordinary Shares of $0.0001 each, issuable upon the exercise of the Class A Warrants, pursuant to the Registration Statement (the “Class A Warrant Shares”); and

(e)	the issuance of 64,226,074 Ordinary Shares of $0.0001 each, issuable upon the exercise of the Pre-Funded Warrants, pursuant to the Registration Statement (the “Pre-Funded Warrant Shares” and together with the Class A Warrant Shares, the “Warrant Shares”),

(together, the “Securities”).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in Schedule 1 to this Opinion (the “Documents”); and

(c)	the searches listed at 1.5 below.

1.4	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 20 October 2022 (collectively the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.7	No opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Securities;

2.2	the Warrants, when issued by the Company in accordance with the terms of the Registration Statement, the Securities Purchase Agreement, the Pre-Funded Warrant Certificate or the Class A Warrant Certificate (as applicable, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof;

2.3	the Shares for Issuance have been duly authorised and upon payment in full being made therefor and, in respect of the Shares for Issuance, any such Shares for Issuance being entered as fully paid on the register of members of the Company, will be validly issued, fully paid or credited as fully paid, and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares); and

2.4	the Warrant Shares, when issued upon the exercise of the Warrants in accordance with the Registration Statement, the Securities Purchase Agreement, the Pre-Funded Warrant Certificate or the Class A Warrant Certificate (as applicable, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and, upon payment in full being made therefor and such Warrant Shares being entered as fully paid on the register of members of the Company, will be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Warrant Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Securities

3.1	that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.2	that the relevant parties will pay in full all amounts that they have agreed to subscribe for / acquire for (as applicable) the Securities;

3.3	that the Securities will be issued (the “Securities Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company to be passed prior to such Securities Issuance Event and in accordance with the terms of the Registration Statement;

3.4	that the offering (as described in the Registration Statement) will be consummated in accordance with the Registration Statement;

3.5	that the Pre-Funded Warrant Certificate, the Class A Warrant Certificate and the Securities Purchase Agreement will remain effective and binding on the parties thereto;

3.6	there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Securities Issuance Events in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the Securities Issuance Events; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the Securities Issuance Events; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the Securities Issuance Events, and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the Securities Issuance Events;

Authenticity and bona fides

3.7	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.8	that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, are true and correct copies of the original documents, and the signatures on such documents are genuine and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.9	that there is, at the relevant time of the Securities Issuance Events, no matter affecting the authority of the directors to effect the Securities Issuance Events, not disclosed by the Constitution of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.10	that the representations contained in the Officer’s Certificate dated on or around the date hereof are correct as to questions of fact;

3.11	that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Shares for Issuance and / or Warrant Shares will be properly executed by one or more such persons;

Constitution and Resolutions

3.12	that the Constitution of the Company, is the form of constitution in place when the Securities are being issued, that there shall be no other terms governing the Shares for Issuance and Warrant Shares other than those set out in the Constitution, and there shall be no other terms governing the Warrants other than those set out in the Securities Purchase Agreement, the Pre-Funded Warrant Certificate or the Class A Warrant Certificate (as applicable);

3.13	all director and shareholder resolutions required to authorise the Securities Issuance Events will have been validly passed prior to the Securities Issuance Events and shall not have been revoked, rescinded or amended;

Execution

3.14	That any Transaction Document provided to us in draft form, will have been executed on the basis of such draft form with no substantive changes or differences, will have been delivered by the parties thereto and will not be subject to any escrow arrangements.

Accuracy of Searches and Warranties

3.15	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.16	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1	This Opinion is addressed to you in connection with the registration of the Shares and Warrants with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

ARTHUR COX LLP

Schedule 1

DOCUMENTS

1.	The Registration Statement and the documents incorporated by reference therein.

2.	A copy of the minutes of the meeting of the board of directors of the Company dated 7 October 2022.

3.	A copy of the resolutions of the board of directors of the Company dated 14 October 2022.

4.	A copy of the resolutions of the board of directors of the Company dated 20 October 2022.

5.	A copy of the Constitution of the Company in the form adopted on 28 June 2022, being the form of Constitution in place as at the date of this Opinion.

6.	An Officer’s Certificate of the secretary of the Company dated on or around the date hereof.

7.	A copy of the Certificate of Incorporation of the Company as a private company limited by shares under the Companies Act 2014 of Ireland dated 19 June 2017.

8.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland dated 29 March 2022.

9.	A copy of the Certificate of Incorporation of the Company on change of name to Kalera PLC dated 8 April 2022.

10.	Letter of Status from the Irish Companies Registration Office in respect of the Company dated 20 October 2022.

11.	A final draft (subject to any changes to reflect the changes made to the Registration Statement to be filed with the SEC on 20 October 2022) of a placement agency agreement to be entered into by the Company and Maxim Group LLC (the “Placement Agency Agreement”).

12.	A final form (subject to any changes to reflect the changes made to the Registration Statement to be filed with the SEC on 20 October 2022) of the pre-funded ordinary share purchase warrant certificate (the “Pre-Funded Warrant Certificate”).

13.	A final form (subject to any changes to reflect the changes made to the Registration Statement to be filed with the SEC on 20 October 2022) of the Class A ordinary share purchase warrant certificate (the “Class A Warrant Certificate”).

14.	A final form (subject to any changes to reflect the changes made to the Registration Statement to be filed with the SEC on 20 October 2022) of securities purchase agreement to be entered into by the Company and certain institutional investors from time to time (the “Securities Purchase Agreement”).

The document listed at No. 11 – 15 above are referred to as the “Transaction Documents” and each a “Transaction Document”.

Schedule 2

CONSTITUTION